Exhibit 10.8

ENVIRONMENTAL CLEANUP
AND ESCROW AGREEMENT

        THIS ENVIRONMENTAL CLEANUP AND ESCROW AGREEMENT (the “Agreement”) is made this 11th day of November, 2003 (the “Effective Date”), by and among The Keller Manufacturing Company, Inc. (the “Seller”), Structural Systems, Inc. (“Structural Systems”), Sign of the Goldfish, LLC (the “Purchaser”), Bank of America, N.A. (the “Bank”) and Commercial Title Group, Inc. (the “Escrow Agent”).

RECITALS

        A.        Seller owns certain real property located at 601 Germanna Highway, Culpeper, Virginia, consisting of approximately sixty (60) acres improved by a building containing approximately 140,000 square feet, formerly used by Seller to manufacture furniture (the “Property”).

        B.        Seller and Structural Systems are parties to a certain Contract for the Purchase and Sale of Real Estate dated April 16, 2003, as amended by an Amendment to Contract for Purchase of Real Estate dated August 14, 2003, a Second Amendment to Contract for Purchase and Sale of Real Estate dated October 13, 2003, a Third Amendment to Contract for Purchase and Sale of Real Estate dated October 15, 2003, a Fourth Amendment to Contract for Purchase and Sale of Real Estate dated October 20, 2003, and a Fifth Amendment to Contract for Purchase and Sale of Real Estate dated October 31, 2003 (collectively, the “Contract”), pursuant to which Seller did agree to sell the Property to Structural Systems, and Structural Systems agreed to purchase the Property from Seller, subject to the terms and conditions contained in the Contract. Pursuant to an Assignment of Contract to be executed by Structural Systems in favor of the Purchaser prior to the settlement under the Contract, the rights and privileges of Structural Systems as the “Purchaser” under the Contract have been or will be assigned to the Purchaser.

        C.        The parties have discovered the presence of certain Materials of Environmental Concern on the Property, and in connection therewith, Seller, Purchaser and Structural Systems have also entered into a certain Agreement Regarding Environmental Matters dated as of the Effective Date (the “Environmental Matters Agreement”).

        D.        Hereinafter, any capitalized terms used herein which are not otherwise defined herein shall have the same meanings as set forth in the Environmental Matters Agreement.

        E.        Pursuant to the Environmental Matters Agreement, the Seller also agreed to contribute the sum of up to $100,000.00 (which amount shall hereinafter be referred to as the “Seller’s Portion of the Cleanup Costs”) toward the costs of cleaning, remedying and/or lawfully disposing of certain of the Materials of Environmental Concern identified in the Environmental Reports, the scope of which cleaning, remediation and/or disposal is set forth in that certain proposal prepared by Environmental Systems, Ltd, a copy of which is attached hereto as Exhibit A (the “Cleanup”). The Bank is making a loan in the amount of $2,100,000.00 to the Purchaser (the “Bank Loan”), for the purpose of financing the acquisition of the Property, with the Bank Loan being evidenced by a certain Promissory Note dated as of the Effective Date, by the Purchaser in favor of the Bank in the principal amount of $2,100,000.00 (the “Bank Note”). As a condition to making the Bank Loan, the Bank is requiring that the Seller’s Portion of the Cleanup Costs be placed in an escrow account which shall be subject to the terms of this Escrow Agreement.

        F.        The Escrow Agent has agreed to serve as the escrow agent hereunder for the purposes set forth herein.

         NOW, THEREFORE, THIS AGREEMENT, WITNESSETH: That for and in consideration of the above recitals, which by this reference are incorporated herein as an integral part of this Agreement, and the mutual promises and undertakings of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.        ESTABLISHMENT OF ESCROW FUNDS. Seller hereby agrees that the Seller’s Portion of the Cleanup Costs, in the amount of $100,000.00 cash, shall be deducted from the Seller’s net sales proceeds due and payable at final settlement under the Contract, and shall be placed in escrow with the Escrow Agent in accordance with this Agreement (hereinafter the Seller’s Portion of the Cleanup Costs, held in escrow, shall be referred to as the “Escrow Funds”).

        2.        CLEANUP AGREEMENT. Purchaser and Structural Systems do hereby jointly and severally agree to undertake the Cleanup. The Cleanup shall be commenced by the Purchaser and Structural Systems within thirty (30) days after the date of this Agreement and shall be completed by no later than one hundred eighty (180) days after the date of this Agreement (the “Completion Date”), time being of the essence (except that in the event the Cleanup is delayed due to stoppages caused by strikes, labor disputes, weather or acts of God, such Completion Date shall be extended by the number of days for which the Cleanup was delayed due to such circumstances). The Cleanup must be accomplished by Purchaser and Structural Systems in a good and workman-like manner with the use of competent licensed contractors and in compliance with all federal and applicable state and local Environmental Laws. The Escrow Funds shall act as collateral security for Purchaser’s and Structural System’s obligations to complete the Cleanup in accordance with the terms of this Agreement. Notwithstanding the foregoing, in the event that the total costs of the Cleanup exceed the amount of the Escrow Funds, the Purchaser and Structural Systems will be jointly and severally responsible and liable for paying such excess costs. Any violation of the terms of this paragraph 2 by the Purchaser and/or Structural Systems shall be deemed an Event of Default under the Bank Note and the other Loan Documents described in the Bank Note.

        3.        DISBURSEMENTS AND RELEASE OF ESCROW FUNDS.

        A.        Immediately following the final settlement under the Contract, the parties hereto shall instruct Commercial Title Group, Inc. (hereinafter the “Settlement Agent”), to deliver the Escrow Funds to the Escrow Agent, which Escrow Funds shall be placed in an interest-bearing, federally-insured bank account in the name of the Escrow Agent, with the designation as “Escrow Agent” (hereinafter referred to as the “Escrow Account”). All interest earned on the Escrow Funds shall become a part of the Escrow Funds. Seller shall furnish the Escrow Agent with its Federal tax identification number and such other information and/or certifications as may be required in connection with the establishment of the Escrow Account (including, without limitation, IRS Form W-9) and Seller shall report any interest earned on the Escrow Funds, if applicable, as income on Seller’s tax returns in the tax year in which such interest, if any, is received by Seller.

        B.        The Escrow Funds shall be disbursed as follows:

                         (i)        If Purchaser or Structural Systems completes the Cleanup on or before the Completion Date, the Purchaser or Structural Systems shall send to the Escrow Agent, the Bank and the Seller copies of all invoices for costs incurred by the Purchaser and/or Structural Systems in connection with the Cleanup together with a detailed written description by the Consultant of the work performed in accordance with Exhibit A hereto (including, without limitation, the PID readings and the results of any other sampling) and copies of disposal manifests. If the total costs of Cleanup incurred by the Purchaser and/or Structural Systems as evidenced by such invoices exceed the Seller’s Portion of the Cleanup Costs, then the entire amount of Escrow Funds shall be disbursed by the Escrow Agent to the Purchaser. If the total costs of Cleanup incurred by the Purchaser and/or Structural Systems as evidenced by such invoices is less than the Seller’s Portion of the Cleanup Costs, then the Escrow Agent shall (a) disburse to the Seller a portion of the Escrow Funds equal to the excess of the Seller’s Portion of the Cleanup Costs (plus the interest accrued on the Escrow Funds), over such total costs of Cleanup incurred by the Purchaser as evidenced by such invoices, and (b) disburse to the balance of the Escrow Funds to the Purchaser.

                         (ii)        If the Purchaser or Structural Systems fails to complete the Cleanup in accordance with the terms of this Agreement on or before the Completion Date, then the Escrow Funds shall be disbursed as provided in paragraph C. below.

        For purposes of this Agreement, the Cleanup shall be deemed completed when the Bank’s inspector has examined the Property and the Cleanup and states in writing that such Cleanup is complete, in accordance with Exhibit A hereto, to the Bank’s reasonable satisfaction; provided however, that such inspection by the Bank’s inspector is for the Bank’s benefit only, and shall not constitute a warranty or representation by the Bank, its inspectors or any of its agents, representatives or designees to the Seller, the Purchaser, Structural Systems or anyone else as to the adequacy or completeness of such Cleanup, and neither the Bank nor its inspectors or its agents, representatives or designees shall be liable or held responsible by any party for any statements made or conclusions reached with respect to such inspections of the Property.

        C.        If Purchaser fails to complete the Cleanup in accordance with this Agreement on or before the Completion Date, then the Bank shall have the option, at Bank’s discretion, to exercise either of the following remedies:

                         (i)        The Bank may complete the Cleanup or cause the Cleanup to be completed (with the use of competent licensed contractors, in compliance with all federal and applicable state and local Environmental Laws) not later than sixty (60) days following the Completion Date. The Bank shall send to the Escrow Agent and the Seller copies of all invoices for costs incurred by the Bank in connection with the Cleanup together with a detailed written description by the Consultant of the work performed in accordance with Exhibit A hereto (including, without limitation, the PID readings and the results of any other sampling) and copies of disposal manifests. Upon completion of the Cleanup, if Cleanup is completed within this sixty (60) day period as described in the preceding sentences, the Bank shall be reimbursed by the Escrow Agent from the Escrow Funds for all costs of such completion, as evidenced by written invoices from such contractors performing such work. Any balance of the Escrow Funds remaining in the Escrow Account after such reimbursement shall be paid over by the Escrow Agent unto the Seller. If Bank fails to complete the Cleanup in accordance with this Agreement on or before sixty (60) days following the Completion Date, the Escrow Agent shall release the Escrow Funds (including all interest accrued thereon) to the Seller.

or,

                         (ii)        The Bank may direct the Escrow Agent to pay the Escrow Funds (including all interest) to the Seller.

        4.        RELIANCE AND SCOPE OF DUTIES.

        A.        The Escrow Agent shall act in reliance upon any writing, instrument, certificate or signature which, in good faith, it believes to be genuine, and shall assume the validity and accuracy of any statement or a section contained in such writing or instrument, and shall assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The duties and responsibilities of the Escrow Agent hereunder shall be limited to the holding of the Escrow Funds and the disposition of same in accordance with the terms of this Agreement. The Escrow Agent undertakes to perform only the duties as are expressly set forth herein and no other duties or obligations shall be inferred, implied or read into this Agreement against the Escrow Agent.

        B.        The Escrow Agent shall not be liable for any mistakes of facts, or errors of judgment, or for any acts or omissions at any time unless caused by the gross negligence or willful malfeasance of the Escrow Agent with respect to the escrow established herein. If a dispute arises between the parties to the transaction as to the disposition of the Escrow Funds, the Escrow Agent holding the Escrow Funds shall: (a) hold the Escrow Funds until the Escrow Agent has releases signed by all parties to the transaction authorizing disposition of the Escrow Funds, or (b) hold the Escrow Funds until such time as one of the parties to the transaction files suit and the court in which this suit is filed orders the disbursement of the Escrow Funds, or (c) deliver such Escrow Funds into the court by filing a Bill of Interpleader. In the event of any litigation between any of the parties to this Agreement concerning the disposition of the Escrow Funds, Escrow Agent’s sole responsibility may be met, at Escrow Agent’s option, by delivering the Escrow Funds into the court in which such litigation is pending, and the parties hereto agree that upon deliverance of such Escrow Funds into court, no party hereto shall have any further right, claim, demand, or action against the Escrow Agent. In the event any dispute arises under this Agreement between any of the parties to this Agreement resulting in the Escrow Agent being made a party to any litigation, all of the parties hereto do hereby jointly and severally agree to indemnify the Escrow Agent for all costs, reasonable attorneys’ fees and legal expenses incurred by the Escrow Agent as a result thereof; provided that such litigation does not result in a judgment against the Escrow Agent for acting improperly under this Agreement.

        4.       EXPENSES OF ESCROW AGENT. Purchaser and Structural Systems shall pay all fees and expenses charged by the Escrow Agent in connection with the administration of the Escrow Funds.

        5.        NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given to Seller, Purchaser, or Structural Systems, respectively, if delivered to Seller, Purchaser or Structural Systems, as applicable, in accordance with the terms of the Environmental Matters Agreement, and shall be deemed duly given to Bank if delivered to 10 Light Street, 16th Floor, Baltimore, Maryland 21202, Attention Katherine Marcotte, and shall be deemed duly given to Escrow Agent if delivered to 8605 Westwood Center Drive, Suite 200 Vienna, VA 22182, Attention Barbara G. Blitz, in the manner for giving notices prescribed in the Environmental Matters Agreement.

        6.        MISCELLANEOUS.

        A.        Upon disposition of the Escrow Funds in the manner called for under this Agreement, the Escrow Agent shall be relieved from any further duties hereunder.

        B.        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be binding upon the parties, their respective heirs, personal representatives, successors and assigns. This Agreement may be modified or amended only by the written consent of each of the parties.

        C.        In the event that any party hereto is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to its reasonable legal fees from the non-prevailing party. Furthermore, in the event any party to this Agreement objects to the disposition of the Escrow Funds and subsequent thereto a court of competent jurisdiction finally determines that such party wrongfully objected to such disposition, then the objecting party shall pay the reasonable attorneys’ fees of the Escrow Agent and remaining parties.

        D.        The section headings of this Agreement are for reference only and shall not be used to construe or interpret this Agreement.

        E.        This Agreement shall be governed by the laws of the State of Maryland without regard to principles of conflicts of law. Time shall be of the essence with respect to each and every provision of this Agreement. The parties acknowledge that they have had the opportunity to be represented by counsel in the negotiation and execution of this Agreement, and therefore, it is expressly agreed that in the case of any vagueness or ambiguity with regard to any provision of this Agreement, there shall be no presumption of construction against the drafter of such provision, but instead this Agreement shall be interpreted in accordance with a fair construction of the law.

        F.        The obligations of the parties under this Agreement shall be in addition to, and not in lieu of, the obligations of the parties under the Contract, the Environmental Matters Agreement, or in the case of the Purchaser and Structural Systems, under the Loan Documents described in the Bank Note; provided, however, that the parties acknowledge that the performance by Seller of the obligations of Seller under Paragraph 1 of this Agreement shall be deemed to have satisfied Seller’s obligations to escrow funds under Section 3 of the Environmental Matters Agreement.

ENVIRONMENTAL CLEANUP AND
ESCROW AGREEMENT
Dated: November    , 2003
(Signature Page)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first reflected above.

WITNESS: /s/ Cynthia L. Sadler WITNESS: /s/ Adam Aypen WITNESS: /s/ Adam Aypen WITNESS: /s/ Kathy Stoust WITNESS:	THE KELLER MANUFACTURING COMPANY, INC.

BY:  /s/ David T. Richardson                                (SEAL)
        Name:  David T. Richardson
        Title:  CFO

STRUCTURAL SYSTEMS, INC.

BY:  /s/ Bruce M. Gordon                                     (SEAL)
        Name:  Bruce M. Gordon
        Title:  President

SIGN OF THE GOLDFISH, LLC

BY:  /s/ Bruce M. Gordon                                     (SEAL)
        Name:  Bruce M. Gordon
        Title:  Member/Manager

BANK OF AMERICA, N.A.

BY: /s/ Carmelita Taylor                                         (SEAL)
        Name:  Carmelita Taylor
        Title:  V.P.

ESCROW AGENT:

COMMERCIAL TITLE GROUP, INC.

BY: /s/ Barbara Blitz                                               (SEAL)
        Name:  Barbara Blitz
        Title:  Vice President